Exhibit 99.1

Hortonworks Reports Second Quarter 2018 Revenue of $86.3 Million

Support Subscription Revenue Increased 42 Percent Year over Year to $65.0 Million

SANTA CLARA, Calif.—August 7, 2018—Hortonworks, Inc.® (NASDAQ: HDP), a leading provider of global data management solutions, today announced financial results for the second quarter of 2018.

“Our entire team executed extremely well in the second quarter to deliver another fantastic result, with total revenue growth of 40 percent year over year,” said Rob Bearden, chief executive officer of Hortonworks. “We attribute our continued growth to the rapid adoption of our open source global data management platforms, which help customers manage the entire lifecycle of their data from point of origin to point of rest and across hybrid and multi cloud architectures, all with common security and data governance.”

Second Quarter 2018 Financial Highlights

•	Revenue: Total GAAP revenue was $86.3 million for the second quarter of 2018, an increase of 40 percent compared to the second quarter of 2017.

•

Gross Profit: Total GAAP gross profit was $62.4 million for the second quarter of 2018, compared to $41.4 million for the same period last year. Non-GAAP gross profit was $65.4 million for the second quarter of 2018, compared to $43.4 million for the same period last year. GAAP gross margin was 72 percent for the second quarter of 2018, compared to 67 percent for the same period last year. Non-GAAP gross margin was 76 percent for the second quarter of 2018, compared to 70 percent for the same period last year.

•

Operating Loss: GAAP operating loss was $42.0 million for the second quarter of 2018, compared to $54.5 million for the same period last year. Non-GAAP operating loss was $10.4 million for the second quarter of 2018, compared to $27.0 million for the same period last year. GAAP operating margin was negative 49 percent for the second quarter of 2018, compared to negative 88 percent for the same period last year. Non-GAAP operating margin was negative 12 percent for the second quarter of 2018, compared to negative 44 percent for the same period last year.

•

Net Loss: GAAP net loss was $41.2 million for the second quarter of 2018, or $0.52 per basic and diluted share, compared to a GAAP net loss of $56.1 million, or $0.87 per basic and diluted share, in the second quarter of 2017. Non-GAAP net loss was $9.5 million for the second quarter of 2018, or $0.12 per basic and diluted share, compared to a non-GAAP net loss of $28.6 million, or $0.44 per basic and diluted share, for the same period last year.

•

Contract Liabilities: Total contract liabilities, which is comprised of short-term deferred revenue, other contract liabilities and long-term deferred revenue, were $259.1 million as of June 30, 2018, compared to $249.5 million as of March 31, 2018, $252.5 million as of January 1, 2018 and $275.2 million as of December 31, 2017. The balance as of January 1, 2018 reflects a reduction to contract liabilities of $22.7 million from December 31, 2017 as a result of our adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

•	Cash & Investments: Cash and investments totaled $86.0 million as of June 30, 2018, compared to $72.5 million as of December 31, 2017 and $71.8 million as of June 30, 2017.

•	Operating Cash: Operating cash flow used was $2.0 million for the second quarter of 2018, compared to operating cash flow used of $11.7 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•

Hortonworks Data Platform 3.0 Enables Containerization and Deep Learning Workloads. In June, we announced Hortonworks Data Platform (HDP®) 3.0, which delivers significant new enterprise features, including containerization for faster and easier deployment of applications and increased developer productivity. The new version of HDP is optimized for hybrid cloud architectures and enables customers to more quickly, reliably and securely get value from their data at scale to drive business transformation.

•

Hortonworks and Google Cloud Expand Partnership to Accelerate Big Data Analytics in the Cloud. In June, we announced enhancements to our existing partnership with Google Cloud. These enhancements further optimize HDP and Hortonworks DataFlow (HDF™) for Google Cloud Platform (GCP) to deliver next-gen big data analytics for hybrid cloud deployments. This partnership will enable customers to achieve faster business insights by leveraging ongoing innovations from the open source community via HDP and HDF on GCP. HDP now integrates with Google Cloud Storage, which offers consistent cloud storage for running big data workloads.

•

Hortonworks Extends Collaboration with Microsoft to Drive Big Data Workloads to Azure. In June, we announced that we renewed and extended our long-standing relationship with Microsoft to give enterprise customers greater agility and flexibility when moving big data workloads to the cloud. The collaboration now gives customers more choices as to where their analytic and Internet of Things (IoT) data workloads run. Customers can deploy HDP, HDF and Hortonworks DataPlane Service (DPS™) products natively on Microsoft Azure infrastructure as a service (IaaS) to extract value from data of all types. Additionally, customers can also use Microsoft Azure HDInsight, a fully managed service powered by HDP, which delivers Apache Hadoop and Apache Spark.

•

Hortonworks Congratulates 2018 Americas Data Heroes Award Winners. In June, we announced the winners of the 2018 Americas Data Heroes Awards, recognizing Hortonworks customers who have significantly transformed their enterprises by leveraging connected data platforms and highlighting real business value derived from data. The winners were PayPal, Claro Colombia, Symantec, Universal and TRAC Intermodal.

•

Hortonworks Named a Strong Performer in Big Data Fabric Report by Independent Research Firm. In June, we were among the select companies that Forrester Research, Inc. invited to participate in its June 2018 report titled The Forrester Wave™: Big Data Fabric, Q2 2018. In this evaluation, Hortonworks was cited as a Strong Performer. HDP, HDF and DPS were evaluated for the report and received scores of five out of five in the Ability to Execute and Customer Base subcategories.

•

Hortonworks IoT Solution Helps American Water Improve Operational Efficiency. In June, we announced that American Water, the United States’ largest publicly traded water utility company, is leveraging global data management platforms from Hortonworks to modernize its data architecture. Using HDP and HDF, American Water is enhancing its ability to deliver critical data and insights to its field workers in a matter of minutes.

Financial Outlook

As of August 7, 2018, Hortonworks is providing the following financial outlook for its third quarter and full year 2018:

For the third quarter of 2018, we expect:

Total GAAP revenue of $87.0 million.

GAAP operating margin between negative 45 percent and negative 40 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27.0 million.

Non-GAAP operating margin between negative 14 percent and negative 10 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27.0 million.

For the full year 2018, we expect:

Total GAAP revenue between $338.0 million and $343.0 million.

GAAP operating margin between negative 48 percent and negative 43 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $110.0 million.

Non-GAAP operating margin between negative 16 percent and negative 10 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $110.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

Second Quarter 2018 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q2 2018 results, Q3 and FY 2018 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Tuesday, August 7, 2018. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effects of stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses, activity, or adoption of our solutions in our domestic and in international markets, our expectations regarding HDP 3.0 and our partnerships, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 9, 2018, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is a leading provider of enterprise-grade, global data management platforms, services and solutions that deliver actionable intelligence from any type of data for over half of the Fortune 100. Hortonworks is committed to driving innovation in open source communities, providing unique value to enterprise customers. Along with its partners, Hortonworks provides technology, expertise and support so that enterprise customers can adopt a modern data architecture. For more information, visit www.hortonworks.com.

Hortonworks, HDP, HDF and DPS are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Support subscription and professional services revenue:
Support subscription	$65,019	$45,792	$126,553	$87,890
Professional services	21,324	16,040	38,851	29,913

Total support subscription and professional services revenue	86,343	61,832	165,404	117,803
Cost of revenue:
Support subscription	9,155	7,227	17,498	13,383
Professional services	14,762	13,240	28,679	24,939

Total cost of revenue	23,917	20,467	46,177	38,322

Gross profit	62,426	41,365	119,227	79,481
Operating expenses:
Sales and marketing	54,541	50,526	103,443	100,745
Research and development	25,373	27,479	49,507	52,985
General and administrative	24,526	17,824	49,119	34,619

Total operating expenses	104,440	95,829	202,069	188,349

Loss from operations	(42,014)	(54,464)	(82,842)	(108,868)
Other income (expense), net	1,527	(1,149)	616	(1,348)

Loss before income tax expense	(40,487)	(55,613)	(82,226)	(110,216)
Income tax expense	710	463	1,026	695

Net loss	$(41,197)	$(56,076)	$(83,252)	$(110,911)

Net loss per share of common stock, basic and diluted	$(0.52)	$(0.87)	$(1.07)	$(1.71)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	79,507,114	64,356,873	77,830,240	64,834,719

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$47,634	$62,739
Short-term investments	33,811	9,773
Accounts receivable, net	89,787	112,013
Contract assets	304	—
Deferred costs	23,773	—
Prepaid expenses and other current assets	11,979	10,809

Total current assets	207,288	195,334
Long-term investments	4,533	—
Property and equipment, net	13,546	16,383
Goodwill	34,333	34,333
Intangible assets, net	1,806	2,242
Deferred costs - noncurrent	28,207	—
Other assets	1,655	1,559
Restricted cash	9	882

Total assets	$291,377	$250,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,554	$6,134
Accrued compensation and benefits	19,926	22,483
Accrued expenses and other current liabilities	9,501	10,948
Deferred revenue	167,461	194,901
Other contract liabilities	10,028	—

Total current liabilities	212,470	234,466
Long-term deferred revenue	81,633	80,269
Other long-term liabilities	846	1,034

Total liabilities	294,949	315,769

Stockholders’ deficit:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of June 30, 2018 and December 31, 2017	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of June 30, 2018 and December 31, 2017; 81,034,445 shares issued and 80,566,039 shares outstanding as of June 30, 2018 and 72,830,962 shares issued and 72,607,893 shares outstanding as of December 31, 2017	9	8
Additional paid-in capital	910,616	842,875
Accumulated other comprehensive loss	(877)	(219)
Accumulated deficit	(913,320)	(907,700)

Total stockholders’ deficit	(3,572)	(65,036)

Total liabilities and stockholders’ equity (deficit)	$291,377	$250,733

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(41,197)	$(56,076)	$(83,252)	$(110,911)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	2,134	2,177	4,269	4,235
Amortization of deferred costs	8,347	—	15,423	—
Amortization of discounts and premiums	(13)	82	17	197
Amortization of intangible assets	219	219	436	436
Stock-based compensation expense	31,440	27,247	57,730	50,622
Loss on early exit of lease	—	—	—	349
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,033)	772	(414)	934
Provision for losses on accounts receivable	182	—	189	—
Other	40	73	256	149
Changes in operating assets and liabilities:
Accounts receivable	(19,045)	(6,522)	21,282	7,957
Contract assets	1,990	—	2,151	—
Prepaid expenses and other current assets	3,746	2,446	(1,414)	(2,366)
Deferred costs	(8,776)	—	(15,308)	—
Other assets	(38)	352	109	(650)
Accounts payable	(182)	1,365	(566)	1,475
Accrued expenses and other current liabilities	1,748	(2,307)	(1,012)	(1,721)
Accrued compensation and benefits	5,384	2,826	(2,394)	660
Deferred revenue	15,915	15,855	11,740	28,368
Other contract liabilities	(2,736)	—	(3,009)	—
Other long-term liabilities	(100)	(226)	(253)	(454)

Net cash (used in) provided by operating activities	(1,975)	(11,717)	5,980	(20,720)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(20,390)	—	(39,289)	—
Proceeds from maturities of investments	6,680	6,000	10,680	19,300
Purchases of property and equipment	(636)	(985)	(1,665)	(2,203)

Net cash (used in) provided by investing activities	(14,346)	5,015	(30,274)	17,097

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,034	1,245	10,691	5,588
Proceeds from exercise of warrants	—	—	4,062	—
Tax withholding shares	(212)	(562)	(4,861)	(562)
Payments of capital lease liability	(87)	(113)	(173)	(203)
Payment of fees for line of credit	(276)	(26)	(302)	(52)

Net cash provided by financing activities	459	544	9,417	4,771

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,276)	656	(1,101)	954
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,138)	(5,502)	(15,978)	2,102
Cash, cash equivalents and restricted cash—Beginning of period	64,781	62,252	63,621	54,648

Cash, cash equivalents and restricted cash—End of period	$47,643	$56,750	$47,643	$56,750

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP Gross Profit and Margin:
Gross profit	$62,426	$41,365	$119,227	$79,481
Stock-based compensation expense	2,949	1,989	4,976	3,399

Non-GAAP gross profit	$65,375	$43,354	$124,203	$82,880

Gross margin percentages:
GAAP	72%	67%	72%	67%
Non-GAAP	76%	70%	75%	70%
Non-GAAP Operating Loss and Margin:
Operating loss	$(42,014)	$(54,464)	$(82,842)	$(108,868)
Stock-based compensation expense	31,440	27,247	57,730	50,622
Loss on early exit of lease	—	—	—	349
Amortization of intangible assets	219	219	436	436

Non-GAAP operating loss	$(10,355)	$(26,998)	$(24,676)	$(57,461)

Operating margin percentages:
GAAP	(49)%	(88)%	(50)%	(92)%
Non-GAAP	(12)%	(44)%	(15)%	(49)%
Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(41,197)	$(56,076)	$(83,252)	$(110,911)
Stock-based compensation expense	31,440	27,247	57,730	50,622
Loss on early exit of lease	—	—	—	349
Amortization of intangible assets	219	219	436	436

Non-GAAP net loss	$(9,538)	$(28,610)	$(25,086)	$(59,504)

Weighted-average shares outstanding	79,507,114	64,356,873	77,830,240	64,834,719
Non-GAAP net loss per share	$(0.12)	$(0.44)	$(0.32)	$(0.92)
Stock-based compensation expense by function:
Cost of revenue	$2,949	$1,989	$4,976	$3,399
Sales and marketing	8,990	9,129	14,999	16,595
Research and development	9,123	11,060	17,289	20,938
General and administrative	10,378	5,069	20,466	9,690

Total stock-based compensation expense	$31,440	$27,247	$57,730	$50,622

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com